SUB-ITEM 77H

As of April 30, 2007, the following person or entity now owns more than 25% of a fund's voting security.

------------------------------ -------------------------- ----------------------
PERSON/ENTITY                  FUND                       PERCENTAGE

-----------------------------  -------------------------- ----------------------
------------------------------ -------------------------- ----------------------
Cede & Co.                     MMT                        78.18%

--------------------------------------------------------- ----------------------